UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 29, 2008, YTB International, Inc. (the “Company”) acquired all of the outstanding membership interests of Meridian/Silver, LLC, a Florida limited liability company (“Meridian/Silver”), which had been owned 50% by Meridian Land Company, Inc., an Illinois corporation (“Meridian Land”) and 50% by an unaffiliated third party. The purchase price for the membership interests was $1.3 million. The only significant asset held by Meridian/Silver is a Learjet 35A, N360LJ business jet (the “Executive Jet”), which is held free and clear of any and all liens and encumbrances. Meridian/Silver is not subject to any material liabilities or contractual obligations. The Company expects to utilize the Executive Jet for the transport of members of its management team for business-related purposes.

Meridian Land is controlled by its principals, Timothy Kaiser, M.D. and Clay Winfield, each of whom is a member of the Company’s Board of Directors (the “Board”). The acquisition of the Meridian/Silver membership interests was considered and approved by the independent members of the Board. The Company believes that the terms of the acquisition were commercially available terms and were as favorable to the Company as would be from an unaffiliated party in such a transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: March 6, 2008	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer